POWER OF ATTORNEY

Reference is hereby made to the proposed registration by VIADEO, S.A., under the U.S. Securities Act of 1933, as amended, of American Depositary Receipts (the “ADRs”). Such ADSs will be registered on a registration statement on Form F-6 (the “Registration Statement”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSON BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mr. Dan SERFATY and Mr. João Paulo ALVES, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments and supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Date	Signatures	Capacity

Chairman and Chief Executive Officer
Dan Serfaty

30th March 2015	/s/ Thierry Lunati	Deputy CEO and Director
Thierry Lunati

27th March 2015	/s/ João Paulo Alves	Chief Financial Officer
	João Paulo Alves	(acting as Chief Accounting Officer)

31st March 2015	/s/ Jean d’Arthuys	Director
Jean d’Arthuys

Director
William Melton

31st March 2015	/s/ Alain Caffi	Director
Alain Caffi

27th March 2015	/s/ Benoist Grossman	Director
Benoist Grossman

Director
André Lösekrug

26th March 2015	/s/ Olivier Lazar	Director
Olivier Lazar

26th March 2015	/s/ Donald J. Puglisi	Authorized Representative in the United States
Puglisi & Associates